UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2017

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2017, the Board of Directors of Dominion Resources, Inc. ("Dominion") elected Mr. Joseph M. Rigby and Ms. Susan N. Story to the Board, to serve until the next annual election of Directors.

As a Director, Mr. Rigby and Ms. Story will each receive compensation for their services pursuant to the terms and conditions of the Dominion Resources, Inc. Non-Employee Directors Compensation Plan, as amended and restated effective December 17, 2009, a description of which can be found in Dominion's 2016 Proxy Statement filed March 22, 2016, File No. 1-8489. Mr. Rigby and Ms. Story will each enter into an agreement with Dominion providing for the advancement of expenses incurred in connection with certain proceedings, subject to certain exceptions, the form of which was approved by the Board of Directors on October 24, 2008 and is filed as an exhibit to Dominion's Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.2, File No. 1-8489.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Senior Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  January 24, 2017